Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Equity Investor Fund, Concept Series, Tele-Global Trust 2--Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-62265 of our opinion dated April 13, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 8, 1998